Exhibit 21



                                          Subsidiaries of the Registrant



                                                           Jurisdiction
                                                                   Of
                                                           Incorporation

         Avenue Pictures, Inc.*                              Delaware

         Wombat Productions, Inc.*                           Delaware



























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*100% owned